Exhibit 10.1
PATHEON PROPOSAL :CBP-FCL1-1300-0707-RO

1. Parties:	MOVA Pharmaceutical Corporation (“MOVA”) P.O. Box 8639 Caguas, Puerto Rico 00726	Cornerstone Biopharma, Inc. (“Client”) 2000 Regency Parkway Suite 255 Cary, NC 27511

2. Product:	• Spectracef Tablets ([***]mg Strength) (“Product”)

3. Indication:	• Antibiotic

4. Contract:	This Proposal (including the Project Scope, Budget Summary, Standard Terms and Conditions for Pharmaceutical Development Services (Terms and Conditions”) when accepted by Client shall become a contract binding on the parties (“Contract”).

5. Description of Services:	See Project Scope (Part A).

6. Payment and Currency:	See Budget Summary (Part B).

7. Legal Terms:	See Terms and Conditions (Part C).

8. Effective Date:	, 2000

9. Term:	From the Effective Date until completion by MOVA of the pharmaceutical development services (“Services”).

10. Date of
Confidentiality
Agreement	December 4, 2006

11. Date of PatheonPartner™
External User Account /
Access Form	, 2000 [if applicable]

12. Date:	, 2000

MOVA Pharmaceutical Corporation		Cornerstone Biopharma, Inc.

By: Name:	/s/ Miguel Hernandez Miguel Hernandez	By: Name:	/s/ Brian Dickson Brian Dickson
Title:	PDS Director	Title:	C.M.O.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
Table of Contents
Part A: PROJECT SPECIFICS AND DETAILS

1.	PROJECT SCOPE	4

2.	ENVIRONMENTAL, HEALTH AND SAFETY	4

3.	ANALYTICAL SERVICES	4
	3.1. Cleaning Residuals Assay (Method Verification)	4
	3.2. Product Potency and Related Substances Assay (Method Development)	4
	3.3. Product Dissolution Assay — Profile by HPLC (Method Development)	4

4.	FORMULATION DEVELOPMENT	5
	4.1. Feasibility Trials I	5
	4.2. Feasibility Trials II	5

5.	STABILITY — FORMULATION DEVELOPMENT BATCH	6

6.	PROJECT SUPPORT	6

7.	HIGH LEVEL TIMELINE	6

8.	GENERAL INFORMATION	6
	Standard Assumption:	6

PART B: BUDGET SUMMARY

PART C: LEGAL TERMS AND CONDITIONS

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
PART A:
Spectracef Tablets ([***]mg Strength)
Formulation Development
For
Cornerstone Biopharma, Inc
Proposal No.: CBP-FCL1-1300-0707-R0
Dated: 08-August-2007

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
The proposal outlines the Services that MOVA is proposing to perform for the Client relating to the Product. The initial sections describe the Services to be performed by MOVA that address Client’s specific project requirements. The section below entitled General Information provides additional background information on pharmaceutical development services by MOVA. The check boxes under the General Information section will indicate whether or not a particular item is applicable to this specific project.
1. Project Scope
For general information on the pharmaceutical development services provided by MOVA please refer to the section below entitled “General Information”.
MOVA will perform the following activities to support the Formulation Development of Spectracef Tablets ([***]mg Strength):
•	Environmental, Health and Safety
•	Analytical Development and Services
•	Formulation Development
•	Stability
Since Spectracef tablet manufacturing activities are currently taking place at MOVA, there will be no duplication of costs for an Environmental, Health and Safety Assessment.
2. Environmental, Health and Safety
Active Pharmaceutical Ingredient(s):
•	Cefditoren pivoxil
•	MOVA’s categorization = Category 3
3. Analytical Services
MOVA will perform method development and method validation for the Client.
The following documents will be generated for each method to support the analytical work:
•	Protocols (except for development work)
•	Reports (data summary will be generated for development work)
Analytical Methods
3.1.	Cleaning Residuals Assay (Method Verification)

3.2.	Product Potency and Related Substances Assay (Method Development)

3.3.	Product Dissolution Assay — Profile by HPLC (Method Development)

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
4. Formulation Development
MOVA will provide a strategy definition (protocol) and data analysis report for Formulation Development.
4.1. Feasibility Trials I
•	Spectracef Tablets, [***]mg Strength

•	5 Batches
•	Process evaluation up to granulation stage
•	Approximately 2-3 kilograms

•	Bulk packaged

•	Process i.e. Mixing and granulation

•	cGMP

•	No QA review
Feasibility batches will be tested for:
•	Potency and Related substances (final two batches only)

•	Physical testing including appearance, particle size, bulk/tapped densities, flow properties etc. (all batches)
4.2. Feasibility Trials II
•	Spectracef Tablets, [***]mg Strength

•	4 Batches

•	Approximately 6-9 kilograms

•	One batch will packaged into HDPE bottles (i.e. 30’s) for stability

•	Process:
•	Batch 1: Mixing and granulation

•	Batch 2: Mixing, granulation and compression

•	Batch 3: Mixing, granulation, compression and coating

•	Batch 4 (packaged batch): Mixing, granulation, compression and coating
•	cGMP

•	No QA review
Batch 1 (Blending Study) will be tested for:
•	Blend uniformity

•	Physical testing including appearance, particle size, bulk/tapped densities, flow properties etc.
Batches 2, 3 & 4 (Compression, Coating and Stability Study Batches) will be tested for:
•	Blend uniformity

•	Content uniformity

•	Dissolution (profile by HPLC)

•	Potency and Related substances

•	Physical testing including appearance, hardness, thickness, friability and disintegration

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
5. Stability — Formulation Development Batch
•	1 batches for stability testing (Stability Batch)
The following storage conditions and test-points are suggested for testing:
=> 1, 2, 3, and 6 months for 40°C ± 2°C / 75% ± 5% RH

=> 1, 2, 3, and 6 months for 25°C ± 2°C / 60% ± 5% RH
Testing per sample:
•	Potency and Related substances

•	Dissolution (profile by HPLC)

•	Physical testing including appearance and moisture
6. Project Support
MOVA will provide project management support to monitor the progress of the project against established timelines and will provide the Client with frequent updates. The project manager will coordinate regular biweekly teleconference meetings and quarterly face-to-face meetings. The fee for project management is incorporated in the breakdown cost for each activity in the Budget Summary.
7. High Level Timeline
The attached High Level Timeline is presented at this stage as a projected estimate of the duration and achievable milestones, based upon MOVA’s experience and history. The High Level Timeline should not be taken as part of an agreed legal deliverable of this proposal.
Once the project has been awarded to MOVA and the relevant legal documentation is in place, a revised Timeline detailing set milestones and duration of deliverables will be agreed upon between MOVA and the Client. The revised Timeline would likely have a similar duration and would be based upon resources and the availability of manufacturing time at the initiation of the project.
8. General Information
This section provides additional background information on the pharmaceutical development services performed by MOVA. The check boxes below indicate whether or not a particular item is applicable to the project described above.
Standard Assumption:
1.	The approach used would be outlined in a more detailed protocol prepared by MOVA and on request approved by the Client. Further studies may be required in the later development stages of the project. Where required these would be discussed and agreed separately with the Client.

2.	It is assumed that the API and/or formulation do not absorb/adsorb to any metal, glass or other components used during the processing and analytical testing of the batch. The fees for any investigational work associated with the API and/or formulation interacting with components are not included within this proposal.

3.	The identification of unknown impurities detected during the study is not included as part of this proposal.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
A) Project Initiation
☐       Applicable            ☑       Not Applicable
The Project Initiation Fee covers a series of activities at the start of a project. These activities include (but are not limited to) scientific review of Client documentation, literature research and review, procurement of project specific equipment and tooling, analytical method research and attendance by cross functional team members for initial Client “kick-off” meetings.
B) Environmental, Health & Safety
☐       Applicable            ☑       Not Applicable
If it is determined by MOVA’s Environmental Health and Safety personnel that any of the active ingredients are a Category III or Category IV compound (an occupational exposure level) then an air sampling method will be required at Client’s expense prior to commercialization. MOVA reserves the right, in its sole and absolute discretion, to conduct an air sampling method on Category I and II compounds, at such price and upon such terms as may be mutually agreed to between the parties prior to commercialization.
Prior to commercialization, MOVA will evaluate the Product and the proposed launch volume and, at the Client’s request, select the appropriate MOVA facility for commercialization. The MOVA facility used for performance of the Services will not necessarily be the facility available for commercialization.
MOVA will not receive any active pharmaceutical ingredients (API) from the Client until a MSDS has been received, MOVA has completed the categorization of the API and that the Client has completed and returned the EH&S Survey to MOVA.
C) Analytical Services
Cleaning Residuals Assay
☑       Applicable            ☐       Not Applicable
The Cleaning Residuals Assay method development and validation is for the detection of the API. If an excipient, other than the API, in the product formulation has a therapeutic effect (e.g. Vitamin E), the Client must advise Patheon. Patheon will evaluate the need for a cleaning residuals assay for the excipient. If needed and possible, Patheon will develop and validate a combined cleaning method for the API and the concerned excipient without additional cost. Otherwise, a separate cleaning method may be required for the excipient at an additional cost to the Client through a Change of Scope.
Analytical Protocols and Reports
☑       Applicable            ☐       Not Applicable
Analytical protocols will be drafted by MOVA for validation activities only and submitted to the Client for approval prior to execution with the exception of the Cleaning Residuals Assay, which will be approved internally by MOVA. No protocols will be issued for method development activities. Upon completion of the development activities, a summary of the data will be provided to the Client. The analytical methods have been based upon HPLC unless otherwise stated.
An analytical report will be provided to the Client once the method validation is complete. If method validation is not specified in the title of an analytical method under this Project Scope, then the validation

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
of such analytical method is not included in this Project Scope and the additional method validation costs will be quoted separately by MOVA.
API Receipt and Release
☑       Applicable            ☐       Not Applicable
MOVA will receive and release the active pharmaceutical ingredients (API) for Clinical Trial Material (CTM) manufacture based on the following: (i) Identification testing; and (ii) the accompanying Certificate of Analysis (COA) from the API Vendor (Client qualified) and COA from the Client.
Non-GMP Excipient Receipt and Release
☑       Applicable            ☐       Not Applicable
MOVA will receive and release materials / excipients (other than API) for non-GMP Formulation Development Batches based on receipt of a Certificate of Analysis (CoA), Certificate of Conformance (CoC), or an equivalent document from the vendor of such materials/excipients, the client, or a third party testing lab. At a minimum the document must contain the results from ID testing and assay.
Reference Standards for APIs and Related Substances
☑       Applicable            ☐       Not Applicable
The Client shall provide MOVA with accurate, appropriate, sufficient and the most current applicable reference standards (such as USP, NF, BP, EP, and JP) for the APIs and related substances to complete the scope of work outlined herein.
Method Development
☑       Applicable            ☐       Not Applicable
The method development will cover the sample preparation procedures, HPLC conditions, calibration procedures, specificity, detection limit (if applicable), quantitation limit (if applicable), accuracy and repeatability. Should the effort to develop the method exceed 80 bench work hours, additional costs may be incurred and would be covered by a change of scope.
Forced Degradation Study
☐       Applicable            ☑       Not Applicable
In order to assess whether the API or product potency assay is suitable for use as stability-indicating assay, a series of experiments will be performed to study degradation. The API or product will be treated with acidic, basic, oxidative, light and thermal conditions, the stressed samples will be analyzed by the potency method using DAD and ensure that the active peak is pure from peak purity assessment. If the peak purity fails, the method needs to be redeveloped for stability-indicating, and a change of scope will be issued.
Product Dissolution Assay by HPLC (Method Development)
☑       Applicable            ☐       Not Applicable

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
MOVA will develop the assay required for testing dissolution of the product. The development will challenge the following parameters. Should the effort to develop the method exceed 60 bench work hours, additional costs may be incurred and would be covered by a change of scope.

•	Sink condition	•	Specificity

•	Selection of medium, apparatus speed	•	Accuracy

•	Optimization of medium cone. & pH	•	Repeatability

•	System suitability
Interlab Qualification
☐       Applicable            ☑       Not Applicable
Inter-Laboratory Qualification involves the comparison of two different series of laboratory analyses for the same lot of material/product. This verifies that both laboratories (i.e., the originating and receiving laboratories) are following the same procedure accurately and producing results that are precise and equivalent. The Client needs to provide to MOVA the method validation report. The following parameters will be performed at both MOVA and the originating laboratory:

•	System Suitability	•	Quantitation Limit (if applicable)

•	Stability of Standard and Sample Solution	•	Detection Limit (if applicable)

•	Repeatability
Method Transfer
☐       Applicable            ☑       Not Applicable
Method Transfer is an on site validation process in the receiving laboratory, which verifies that method performs in the receiving laboratory in an equivalent manner to the originating laboratory. The Client needs to provide to MOVA the method validation report. The following parameters will be performed at MOVA as the receiving laboratory:

•	System Suitability	•	Repeatability

•	Linearity	•	Quantitation Limit (if applicable)

•	Stability of Standard and Sample Solutions	•	Detection Limit (if applicable)
Method Evaluation
☐       Applicable            ☑       Not Applicable
MOVA will evaluate the test method(s) required to support the Project. Method evaluation will cover the sample preparation procedures, HPLC conditions, calibration procedures, specificity, accuracy, repeatability and detection/quantitation limits (if appropriate). If the method(s) is/are deemed unsuitable, new method(s) will be developed and billed as a change of scope.
Method Validation Phase Levels
MOVA will validate the test method required to support the Project. The validation will challenge the following parameters based on the Project Clinical Phase Level:

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
Phase I
☐       Applicable            ☑       Not Applicable

•	System Suitability	•	Repeatability

•	Linearity	•	Solution Stability

•	Specificity	•	Quantitation Limit (if applicable)

•	Range	•	Detection Limit (if applicable)

•	Accuracy
Phase II
☐       Applicable            ☑       Not Applicable

•	System Suitability	•	Intermediate Precision

•	Linearity	•	Repeatability

•	Specificity	•	Solution Stability

•	Range	•	Quantitation Limit (if applicable)

•	Accuracy	•	Detection Limit (if applicable)
Phase Ill
☐       Applicable            ☑       Not Applicable

•	System Suitability	•	Repeatability

•	Linearity	•	Solution Stability

•	Specificity	•	Robustness

•	Range	•	Quantitation Limit (if applicable)

•	Accuracy	•	Detection Limit (if applicable)

•	Intermediate Precision
D) Microbiology
☐       Applicable            ☑       Not Applicable
The cost allocated to this Service in the Budget Summary of Part B is the per sample price and will vary depending on the number of samples required for method validation. If a worst case scenario approach were taken, the cost would be based upon testing MLT and PET (if applicable) at two dilutions and/or the usage of the largest volume of diluent(s) based on specification. Testing will be done in compliance with the applicable Pharmacopeia (i.e. USP/NF, EP, JP etc.). Client will be billed based on the actual number of samples required in order to successfully validate the Product.
E) Stability
☑       Applicable            ☐       Not Applicable
The analytical data used for the release of each lot manufactured at MOVA will be considered as initial (T=0) data if the stability study commences not more than 1 month after release testing.
Cost efficiencies for analytical testing have been built into the stability program based upon the number of samples pulled in a given month. The cost for this stability program assumes that all lots will be placed on stability at the same time. If these lots are not placed on stability at the same time, the cost will be adjusted accordingly through a change of scope agreement.

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
F) Formulation Development, Manufacturing, Protocols and Reports
☑       Applicable            ☐       Not Applicable
Formulation Development
The approach used in formulation development would be outlined in a detailed protocol prepared by MOVA and approved by the Client. The formulation development studies would be conducted using suitable laboratory scale equipment. If stated in the formulation development section, product will be hand packaged into suitable containers for the stability study.
Report
Upon completion of the manufacturing activities, a minimum of one formulation development report (formulation development report would include all formulation development activities up until and including prototype batch manufacture) will be provided to the Client for review and approval.
G) Manufacturing Validation
Master Validation Plan
☐       Applicable            ☑       Not Applicable
This high level document outlines the planned validation activities. The price includes protocol generation and approval. For multiple strengths, a single master validation plan is typically generated.
Process Validation
☐       Applicable            ☑       Not Applicable
The process validation includes the generation and approval of the process validation protocol, execution of the validation batches, and the generation and approval of a final process validation report. The specific testing plan for a process validation is not known at the time of quotation, therefore the pricing is based on the following assumptions for testing and sampling of solid dose products on a per batch basis. Blender and drums: blend uniformity (up to a total of 24 samples), physical blend testing (bulk/tapped density, sieve analysis); Cores: Beginning, middle and end (30 cores for content uniformity), ID, appearance, dissolution, water content; Coated Tablets (one coating pan): release testing per pan, (ID, appearance, potency, content uniformity, related substances, dissolution, weight variation, water content, micro).
For liquids and semi-solids, it is assumed that the testing consists of the following: ID, appearance, blend homogeneity, potency and related substances, viscosity, foreign particulate testing, specific gravity and micro. These tests could be performed on the primary finished pack (e.g. uniformity within a filled tube).
Packaging Validation
☐       Applicable            ☑       Not Applicable
The packaging validation includes the generation and approval of the packaging validation protocol, execution time for the validation batches, and the generation and approval of a final packaging validation

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
report. Packaging validation is a standard solid dose or semi-solid/liquid into a single SKU (stock keeping unit), and that three batches are to be packaged per SKU. For additional strengths or SKUs, it is assumed that there will be a separate protocol and report generated. It is assumed that for analytical tests, only identification will be required during the packaging activities. Packaging validation will analyze for fill count, fill volume, labelling, lot numbering and expiration date printing, cartoning, tube crimping, tube seal, bottle/cap seal etc.
Bulk Hold Time Study
☐       Applicable            ☑       Not Applicable
The bulk hold time study includes the generation and approval of a protocol, the execution of the protocol, and the generation and approval of a final report. It is assumed that the study will be conducted for one strength, for each of the blend (solid or liquid/semi solid), cores and coated tablets. Three time points is assumed for the study and that the testing will consist of the following: Blend: potency and related substances; Cores: Appearance, dissolution, water content, potency and related substances Coated Tablets: ID, appearance, potency and related substances, dissolution, weight variation, water content, micro.
Cleaning Validation
☐       Applicable            ☑       Not Applicable
The cleaning validation includes the generation and approval of a protocol, execution and the generation and approval of a final cleaning validation report. It is assumed that 3 separate trials will be required for the study, and that each trial will cover up to 16 pieces of equipment (analyzed in 4 groups of 4 pieces of equipment).

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
Part B: Budget Summary
Once a project has been awarded to MOVA, a similar budget will be presented to the Client that will include Unique Identity Numbers for invoicing purposes only.
THE FOLLOWING COSTS ARE ALL QUOTED IN: USD
All amounts quoted are valid for sixty (60) days from the date of this Proposal.

2.0 ENVIRONMENTAL HEALTH AND SAFETY		USD

ACTIVITY		PRICE

EH&S Assessment		[***]

3.0 ANALYTICAL DEVELOPMENT		USD

ACTIVITY	PRICE	PRICE

3.1 Cleaning Resicuals Assay (method Verification)
Protocol	$[***]
Benchwork	[***]
Report	[***]	[***]

3.2 Product Potency and Related Substances Assay (Method Development)
Benchwork	[***]
Data Summary	[***]	[***]

3.3 IR — Product Dissolution Assay by HPLC (Method Development)
Benchwork	[***]
Data Summary	[***]	[***]

TOTAL (Analytical Development)		[***]

4.0 FORMULATION DEVELOPMENT		USD

ACTIVITY	PRICE	PRICE

Protocol Preparation		[***]
Report Writing and Data		[***]

4.1 Feasibility Trials I
Manufacturing	[***]
Analytical Support	[***]
Project Support	[***]	[***]

4.2 Feasibility Trials II
Manufacturing	[***]
Analytical Support	[***]
Project Support	[***]	[***]

TOTAL (Formulation Development)		[***]

[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
Cornerstone Biopharma, Inc.
Spectracef Tablets ([***]mg Strength) — Formulation Development
CONFIDENTIAL

5.0 STABILITY — FORMULATION DEVELOPMENT BATCH		USD

ACTIVITY		PRICE

Number of Lots 1
Total Samples 8

Protocol Generation	Subtotal
[***]

Pullpoint Month	T = 1	T = 2	T = 3	T = 6	T = 9	T = 12	T = 18	T = 24	T = 36
40°C /76% RH	x	x	x	x
25°C/60% RH	x	x	x	x
Samples per pullpoint	2	2	2	2
Cost per pullpoint	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Analytical Support (1 sample per pullpoint)	[***]
Analytical Support (2 samples per pullpoint)	[***]
Analytical Support (3-4 samples per pullpoint)	[***]
Analytical Support (5+ samples per pullpoint)	[***]

TOTAL (Stability — Formulation Development Batch)		[***]

BUDGET TOTAL* (High Potency, Cat. 3)	USD	[***]
Estimated Total (Low Potency, Cat. 1 & 2)	USD	[***]
Deposit**	USD	[***]

*   The manufacturing cost given in this proposal is based upon the assumption that the drug substance is classified as a Category 2 material in accordance with Patheon’s Categorization System. If it is determined through Patheon’s Environmental Health and Safety Review that the drug substance is not categorized as a Category 3 the manufacturing cost will be raised through a Change of Scope to reflect handling charges for a Category 1, 2 or 4 product.
**The deposit amount will require further assessment once additional information on the Client’s financial arrangement is provided. This proposal will only be approved once Patheon’s Finance Department has determined that the Client has the necessary financial resources to support the project outlined in this document. The deposit amount will be communicated to the Client by a revised quotation or an amendment to the proposal.
[***] Confidential portions of the exhibit have been omitted and filed separately with the Securities and Exchange Commission.
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Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
PART C
STANDARD TERMS AND CONDITIONS
FOR PHARMACEUTICAL DEVELOPMENT SERVICES
1.	Services:
(a)	MOVA agrees to perform the pharmaceutical development services described in the Project Scope (“Services”).

(b)	Parties must agree on changes, deletions or additions to the Services (“Changes”).

(c)	Minor Changes shall be confirmed by electronic mail, facsimile or other written document Significant Changes (such as a request by the Client to change the Project Scope) shall be confirmed by a Change of Scope Agreement.
2.	Payment and Deposit:
A.	Payment
(a)	Client shall pay MOVA for the Services as outlined in this Contract and for any Changes which shall be invoiced separately at MOVA’s then prevailing hourly rates.

(b)	If Client causes any delay to MOVA’s provision of Services for reason within its control (such as a delay in responding to a MOVA inquiry or a delay in the delivery of the active pharmaceutical ingredient (“API”)), then MOVA shall be entitled to charge the Client for any additional costs incurred in the provision of the Services as a result of the delay.

(c)	MOVA invoices may be issued upon completion of each milestone set out in the Budget Summary and shall be due and payable within 30 days of the date of such invoice. If Client anticipates not being able to meet the net 30 day terms, then Client may request that MOVA forward each invoice to the facsimile number and/or email address stipulated by the Client from time to time to ensure that it has the full 30 days to process payment. Interest on past due accounts will accrue at a rate of [1.5%] per month.
B.	Deposit (if Applicable as per the Budget Summary)
(a)	Prior to the commencement of the Services, Client shall deliver to MOVA the deposit (“Deposit”) set out in the Budget Summary.

(b)	Deposit shall be held by MOVA until the Services are fully completed or until this Contract expires or is terminated in accordance with Section 4.

(c)	Deposit shall be credited towards the final invoice for the Services and any remaining balance shall be returned to the Client.

(d)	MOVA may apply all or a portion of the Deposit against any accounts overdue in excess of 60 days from the date of the invoice.

(e)	MOVA may, at its option, suspend all Services until such time as any outstanding invoices have been paid in full and the original amount of the Deposit has been replenished.
3.	Supply of API and Materials:
(a)	Client shall, at its expense, supply MOVA with sufficient quantities of the API for MOVA’s use in performing the Services.

(b)	The costs of all third party suppliers’ fees and the purchase of project specific items (such as raw materials, excipients, packaging, special equipment, tooling, change parts, laboratory columns and reagents, reference standards including those under the applicable United States Pharmacopoeia, the National Formulary, the British Pharmacopoeia, the European Pharmacopoeia or the Japanese Pharmacopoeia) necessary for MOVA to perform the Services shall be purchased by MOVA and charged to Client at MOVA’s cost plus an additional 15% as a handling charge.

(c)	If applicable, MOVA and the Client will cooperate and provide such
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Patheon Proposal # CBP-FCL1-1300-0707-R0
08-August-2007
assistance to each other as may be reasonably necessary to permit the import of the API and other materials into the country where the Services will be performed.
4.	Termination:
(a)	Either party may terminate this Contract if the other party is in material breach of any provisions of this Contract and the other party fails to remedy such breach within 30 days of the date of notice of such breach by the non-breaching party.

(b)	Client may terminate this Contract immediately for any business reason.

(c)	Any re-scheduling of any part of the Services beyond 120 days requested by Client shall, at MOVA’s option, be deemed to be a termination of the Contract.

(d)	Upon completion or expiry of the Contract or if the Client terminates the Contract for any business reason or if MOVA terminates the Contract because of: (i) Client’s failure to cure any default within the 30 day notice period; or (ii) Client rescheduling any part of the Services beyond the 120 days, then Client shall pay to MOVA:
•	any fees and expenses due to MOVA for the Services rendered up to the date of completion, expiry or termination;

•	all actual costs incurred by MOVA to complete activities associated with the completion, expiry or termination and close of the Services rendered up to the date of completion, expiry or termination including, without limitation disposal fees that may be payable in respect of any materials and supplies owned by the Client to be disposed of by MOVA; and

•	any additional costs incurred by MOVA in connection with the Services that are required to fulfill applicable regulatory and contractual requirements.
(e)	Client shall arrange for the pickup from the MOVA site of all materials and supplies owned by Client within 5 days after the earlier of the completion, termination or expiration of this Contract. MOVA shall charge a $30.00 per square foot per month storage fee for all materials and supplies stored at the MOVA site after the fifth day following the completion, termination or expiration to the Contract.
5.	Intellectual Property:
(a)	The term “Intellectual Property” includes, without limitation, rights in patents, patent applications, formulae, trade-marks, trade-mark applications, trade-names, trade secrets, inventions, copyright, industrial designs and know-how.

(b)	For the term of this Contract, Client hereby grants to MOVA, a non-exclusive, paid-up, royalty-free, non-transferable license of Client’s Intellectual Property which MOVA must use in order to perform the Services.

(c)	All Intellectual Property generated or derived by MOVA in the course of performing the Services, to the extent it is specific to the development, manufacture, use and sale of the Client’s Product that is the subject of the Services, shall be the exclusive property of Client.

(d)	All Intellectual Property generated or derived by MOVA in the course of performing the Services which are not specific to, or dependent upon, Client’s Product and which have application to manufacturing processes or formulation development of drug products or drug delivery systems shall be the exclusive property of MOVA. MOVA hereby grants to Client, a non-exclusive, paid-up, royalty-free, transferable license of such Intellectual Property which Client may use for the manufacture of Client’s Product.
6.	Indemnity:
A.	Indemnification by Client
Subject to Sections 6B and 6C(c), Client shall defend, indemnify and hold MOVA, its affiliates and their respective directors, officers, employees and agents (collectively, “MOVA Indemnitees”) harmless from and against any and all third-party actions, causes of action, costs (including reasonable legal fees), claims, damages, liabilities and expenses (collectively. “Losses”) relating to or arising from:
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•	the manufacture (except as may be contemplated by the Services) or distribution of the Client’s Product or the use of the Client’s Product by patients either as part of or outside of the scope of any clinical trials;

•	the performance of the Services in accordance with the terms of this Contract;

•	any misrepresentation, negligence or willful misconduct by Client or any of its affiliates and their respective directors, officers, employees and agents (collectively, “Client Indemnitees”);

•	any breach by the Client of the Client’s obligations or warranties under this Contract; or

•	any claim of infringement or alleged infringement of any third party’s intellectual property rights in respect of the Client’s Product.
This indemnity shall not apply to the extent that such Losses are:
•	determined to have resulted from the negligence or willful misconduct of MOVA; or

•	for which MOVA is obligated to indemnify the Client Indemnitees pursuant to Section 6B.
B.	Indemnification by MOVA
Subject to Sections 6A and 6C(c), MOVA shall defend, indemnify and hold the Client Indemnitees harmless from and against any and all Losses resulting from, relating to or arising from the breach by MOVA of any of its obligations or warranties under this Contract except to the extent that such Losses are:
•	determined to have resulted from the negligence or willful misconduct of Client; or

•	for which Client is obligated to indemnify the MOVA Indemnitees pursuant to Section 6A.
C.	Limitation of Liability

(a)	If MOVA fails to materially perform any part of the Services in accordance with the terms of this Contract, then Client’s sole remedy, subject to subparagraph (b), shall be to request MOVA to:
•	repeat that part of the Service at MOVA’s costs provided that Client provides the API; or

•	reimburse Client for the price for that part of the Service, excluding the cost of the API.
(b)	Under no circumstances whatsoever shall MOVA reimburse Client for the cost of the API.

(c)	Under no circumstances whatsoever shall either party be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for (i) any (direct or indirect) loss of profits, of production, of anticipated savings, of business or goodwill or (ii) any other liability, damage, cost or expense of any kind incurred by the other party of an indirect or consequential nature, regardless of any notice of the possibility of such damages.
D.	No Warranty
MOVA MAKES NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS CONTRACT. MOVA MAKES NO WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY IN RESPECT OF THE CLIENTS PRODUCT.
7.	Regulatory Filings:
(a)	Client shall have the sole responsibility for filing of all documents with the applicable regulatory authority (such as the United States Food and Drug Administration (“FDA”), the Health Products and Food Branch of Health Canada or the European Medicine Evaluation Agency) (the “Regulatory Authority”) and to take any other actions that may be required for the receipt of approval from the Regulatory Authority for the commercial manufacture of the Client’s Product.

(b)	At least 21 days prior to filing any documents with the Regulatory Authority that incorporate data generated by MOVA, Client shall provide MOVA with a copy of the documents incorporating such data so as to give MOVA the opportunity to verify the accuracy and regulatory validity of such documents as it relates to the MOVA-generated data.

(c)	If MOVA is selected as the commercial site of manufacture of the Product which is the subject of the Services under this Contract, then at least 21 days prior to filing with the Regulatory Authority any documentation which is or is equivalent to the FDA’s Chemistry and Manufacturing Controls
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(“CMC”) portion of the New Drug Application or of the Abbreviated New Drug Application, as the case may be, Client shall provide MOVA with a copy of the CMC portion as well as all supporting documents which have been relied upon to prepare the CMC portion. Such disclosure shall permit MOVA to verify that the CMC portion accurately describes the Services that MOVA has performed and the manufacturing processes that MOVA will perform pursuant to this Contract.
8.	Shipping (if applicable):

Shipments (if applicable) of Client’s Product shall be made EXW (as defined in INCOTERMS 2000) MOVA’s shipping point unless otherwise mutually agreed. Risk of toss or of damage to such Product shall transfer to the Client when the Product is loaded onto the carrier’s vehicle by MOVA for shipment at the EXW point. The Product shall be transported in accordance with the Client’s instructions.
9.	Miscellaneous:
A.	Assignment

Neither this Contract, nor any of either party’s rights hereunder, may be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

B.	Force Majeure

Except for payment obligations, neither party will be responsible for delay or failure in performance resulting from acts beyond the reasonable control and without the fault or negligence of such party, including, but not limited to, strikes or other labour disturbances, lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment, lack of or inability to obtain fuel, power or components or compliance with any order or regulation of any government entity.

C.	Survival

Any termination or expiration of this Contract shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Contract The Confidentiality Agreement and sections 4, 5, 6 and 7 of the Contract shall survive the expiration or termination of this Contract.

D.	Independent Contractors

The parties are independent contractors and this Contract shall not be construed to create between MOVA and the Client any other relationship such as, by way of example only, that of employer-employee, principal, agent, joint-venturer, co-partners or any similar relationship.

E.	Confidentiality

The Confidentiality Agreement entered into between the parties shall apply to all confidential Information about the parties and the Services to be conducted under this Contract and such Confidentiality Agreement is deemed to be incorporated herein by reference. If the Confidentiality Agreement expires or terminates prior to the expiration or termination of this Contract, then the terms of the Confidentiality Agreement shall nonetheless continue to govern the parties’ obligations of confidentiality for the term of this Contract and for 5 years thereafter.

F.	Patheon Partner™

In order to participate in the PatheonPartner program, Client must submit a completed PatheonPartner™ External User Account/Access Form to its Patheon project manager. If applicable, the PatheonPartner™ External User Account/Access Form signed by the Client shall apply to the Client’s use of the PatheonPartner™ website in respect of the Services.

G.	Other Terms

No terms, provisions or conditions of any purchase order or other business form or written authorization used by Client or MOVA will have any effect on the rights, duties or obligations of the parties, or otherwise modify, this Contract, regardless of any failure of Client or MOVA to object to such terms, provisions, or conditions unless such document specifically
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refers to this Contract and is signed by both parties.

H.	Insurance

Each party shall maintain during the term of this Contract general liability and product liability insurance. Either party may request evidence of such insurance.

I.	Entire Agreement

This Contract constitutes the complete agreement between the parties with respect to this subject matter and supersedes all other prior agreements and understandings, whether written or oral. Any modifications, amendment or supplement to this Contract must be in writing and signed by authorized representatives of both parties.

J.	Facsimile

This Contract may be signed in counterparts and by facsimile.

K.	Choice of Law

This Contract is governed by the laws of the Commonwealth of Puerto Rico, without regard to any conflicts-of-law principle that directs the application to another jurisdiction’s law.
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